                          OFFER TO PURCHASE FOR CASH
        ALL OUTSTANDING SHARES OF COMMON STOCK AND CLASS B COMMON STOCK
                                      OF

                        PEERLESS INDUSTRIAL GROUP, INC.

                                      AT
                              $1.67 NET PER SHARE

                                      BY

                          R-B ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                            R-B CAPITAL CORPORATION


           THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON THURSDAY, MAY 15, 1997, UNLESS THE OFFER IS EXTENDED.


                                                                 April 17, 1997

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated April 17, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by R-B Acquisition Corporation, a Minnesota corporation (the "Purchaser") and wholly owned subsidiary of R-B Capital Corporation, to purchase all of the outstanding shares of Peerless Industrial Group, Inc.'s Common Stock, no par value per share, and Class B Common Stock, no par value per share (collectively, the "Shares"), at a price of $1.67 per Share, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer. We are (or our nominee is) the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  THE BOARD OF DIRECTORS OF PEERLESS INDUSTRIAL GROUP, INC. HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Please note carefully the following:

    1. The tender price is $1.67 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, May 15, 1997, unless the Offer is extended.

    3. The Offer is being made for all of the Shares of Common Stock and Class B Common Stock.

    4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES WHICH CONSTITUTES AT LEAST (I) A MAJORITY OF THE SHARES, AND (II) A NUMBER OF OUTSTANDING SHARES ENTITLED TO ELECT AT LEAST A

  MAJORITY OF THE BOARD OF DIRECTORS OF PEERLESS INDUSTRIAL GROUP, INC., IN EACH CASE ON A FULLY DILUTED BASIS OR, AT THE ELECTION OF PURCHASER IN ITS SOLE DISCRETION, ON THE BASIS OF THE NUMBER OF SHARES OUTSTANDING AT THE EXPIRATION OF THE OFFER. SEE "13. CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE.

    5. Any brokerage fees, commissions or stock transfer taxes applicable to the sale of the Shares to the Purchaser pursuant to the Offer will be paid by such Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MAY 15, 1997, UNLESS THE PURCHASER EXTENDS THE OFFER.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH
                            ALL OUTSTANDING SHARES
                   OF COMMON STOCK AND CLASS B COMMON STOCK
                                      OF

                        PEERLESS INDUSTRIAL GROUP, INC.

                                      AT

                              $1.67 NET PER SHARE

                                      BY

                          R-B ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                            R-B CAPITAL CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 17, 1997 and the related Letter of Transmittal (which collectively constitute the "Offer") in connection with the offer by R-B Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of R-B Capital Corporation, a Delaware corporation, to purchase all of the outstanding shares of Common Stock, no par value per share and Class B Common Stock, no par value per share (collectively, the "Shares") of Peerless Industrial Group, Inc.

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Number/1/ of Shares to be Tendered:      Shares of Common Stock

                              Shares of Class B Common Stock

Account Number: __________________________

Dated:                          , 1997

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                                   SIGN HERE

Signature(s): _________________________________________________________________

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Print Name(s): ________________________________________________________________

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Print Address(es): ____________________________________________________________

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Area Code and Telephone No.: __________________________________________________

Taxpayer ID No. or Social Security No.: _______________________________________
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  /1/Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.